                                 Exhibit 99.2


                  Other Expenses of Issuance and Distribution

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The expenses in connection with the shelf registration statement (the "Shelf Registration Statement") and the distribution of the Class A and Class B Certificates, Series 1998-2, thereunder, other than underwriting discounts, are set forth in the following table. All amounts except the Securities and Exchange Commission Registration Fee are estimated.

Securities and Exchange Commission Registration Fee/1/...........  $   221,250
Legal Fees and Expenses/2/.......................................       75,000*
Accounting Fees and Expenses/2/..................................       15,000*
Rating Agency Fees/2/............................................      150,000*
Printing and Engraving/3/........................................       55,000*
Blue Sky Fees and Expenses/2/....................................        2,000*
Miscellaneous/3/.................................................       15,000*
                                                                   -----------
           Total.................................................  $   533,250*

_________
* Estimated
/1/ Includes all fees payable with respect to the registration of $750,000,000 of asset backed securities
/2/ Includes only such fees and expenses related to the issuance and sale of the Class A and Class B Certificates, Series 1998-2, (and in the case of legal fees and expenses, excludes an estimated $75,000 incurred in connection with the Shelf Registration Statement)
/3/ Includes all such expenses incurred in connection with the Shelf Registration Statement and the issuance and distribution of the Class A and Class B Certificates, Series 1998-2